UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): July 14, 2016

                                 AMERICANN, INC.
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             (Exact name of registrant as specified in its charter)

       Delaware                       000-54231                  27-4336843
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 (State or other jurisdiction    (Commission File No.)         (IRS Employer
  of incorporation)                                         Identification No.)

                          3200 Brighton Blvd., Unit 144
                                Denver, CO 80216
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          (Address of principal executive offices, including Zip Code)

Registrant's   telephone   number,   including   area   code:   (303)   862-9000

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          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events

         By means of a Private Offering Memorandum dated July 19, 2016, we are offering to a limited number of accredited investors up to 200 Units at a price of $25,000 per Unit for a total of $5,000,000. Each Unit consists of one $25,000 Secured Convertible Promissory Note and Series I and Series II Warrants. The Notes will bear interest at 9.5% per year, mature on June 30, 2019, and can be converted at any time into shares of our common stock, initially at a conversion price of $1.25 per share. The Notes will be secured by a first lien on a 52.6-acre parcel of land, located in Freetown, Massachusetts, which we will purchase with a portion of the proceeds from the Offering. Each Series I Warrant allows the holder to purchase 20,000 shares of our common stock at a price of $1.50 per share. Each Series II Warrant allows the Holder to purchase 20,000 shares of our common stock at a price of $3.00 per share. The Series I and Series II Warrants expire on June 30, 2020.

         The Offering is for a minimum of 160 Units ($4,000,000) (the "Minimum Offering") and a maximum of 200 Units ($5,000,000) (the "Maximum Offering"). If the Minimum Offering is not sold by the later of August 14, 2016, or the date of the closing of our contemplated purchase of land in Massachusetts (the "Escrow Date"), unless extended, all funds received from prospective investors will be promptly refunded to them, without interest and without deduction for commissions or expenses. The Escrow Date may be extended if the agreement relating to the purchase of the land in Massachusetts is extended. However, in no case may the Escrow Date be later than October 15, 2016. If we raise capital sufficient to purchase the 52.6-acre parcel of land, the Offering will continue on a best-efforts basis until all Units offered are sold or we elect to terminate the Offering.

         This report is not an offer of the securities described above. The offer of these securities will only be made by means of the Private Offering Memorandum. The securities offered have not been registered under the Securities Act of 1933 or any state act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

         GVC Capital is acting as the Placement Agent for the Offering, which is being made pursuant to Rule 506(c) of the Securities and Exchange Commission.

Item 1.01. Entry Into a Material Definitive Agreement

Massachusetts Medical Cannabis Center

         Previously the Company entered into an agreement to purchase a 52.6-acre parcel of undeveloped land in Freetown, Massachusetts. The property is located approximately 47 miles southeast of Boston. The Company plans to develop the property as the Massachusetts Medical Cannabis Center "MMCC". Plans for the MMCC may include the construction of sustainable greenhouse cultivation, processing, and infused product facilities that will be leased or sold to Registered Marijuana Dispensaries under the Massachusetts Medical Marijuana Program.

     The Company paid the seller $100,000 upon the signing of the agreement which amount will be applied toward the purchase price of $4,000,000 at the closing. Pursuant to the original agreement the closing was to take place on or before June 1, 2015. On May 6, 2015, to address site considerations before

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finalizing  the planned  development,  the  agreement  was amended to extend the closing date to September 1, 2015. On August 27, 2015, after addressing the site considerations, the agreement was amended to extend the closing date to October 30, 2015 to provide additional time for permitting. In connection with this amendment, the Company paid the seller an additional $100,000. On October 23, 2015, the Company made an additional payment of $100,000 to extend the closing date to December 29, 2015. These payments of $300,000 will be applied to the purchase price.

         On December 22, 2015 the Company and the seller amended the agreement to extend the closing date to February 29, 2016. As consideration for the extension of the closing Date, the Company agreed to increase the purchase price for the property to $4,100,000 and paid the seller $100,000, which will be applied to the purchase price if the closing occurs.

         On February 29, 2016 the Company and the seller amended the agreement to extend the closing date. As consideration for the extension of the closing date, the Company agreed to increase the purchase price for the property to $4,150,000 and paid the seller $50,000, which will be applied to the purchase price if the closing occurs.

         On March 31, 2016 the Company and the seller amended the agreement to extend the closing date to May 16, 2016. As consideration for the extension of the closing date, the Company paid the seller $75,000, which will be applied to the purchase price if the closing occurs.

         On May 16, 2016 the Company and seller amended the Agreement to extend the closing date to June 15, 2016. As consideration for the extension of the closing date, the Company agreed to increase the purchase price for the property to $4,225,000 and pay the seller $150,000 which will be applied to the purchase price if the closing occurs.

         On June 15, 2016 the Company and seller amended the Agreement to extend the closing date to July 15, 2016. As consideration for the extension of the closing date, the Company agreed to increase the purchase price for the property to $4,275,000 and pay the seller $50,000 which will be applied to the purchase price if the closing occurs.

         On July 14th, the Company, at its election, extended the closing date to August 14, 2016. As consideration for the extension of the closing date, the Company agreed to increase the purchase price for the property to $4,325,000 and the Company will paid an additional $50,000 to the seller, which payment will be applied to the purchase price if the closing occurs.

     To date, the Company has paid $775,000 that will be applied to the purchase price of the property if and when the Company closes on the transaction.

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

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
           Off-Balance Sheet Arrangement of a Registrant.

     As of July 14, 2016 we owed Strategic Capital Partners ("SCP") $2,431,646. SCP is controlled by Benjamin J. Barton, one of our officers and directors and a principal shareholder. The amounts borrowed from SCP were used to fund our operations. On July 14, 2016, $500,000 of the amount owed to SCP was converted into 400,000 shares of our common stock ($1.25 conversion rate). In connection with the conversion, we issued SCP warrants to purchase 800,000 shares of our common stock, exercisable at a price of $1.50 per share, and warrants to purchase an additional 800,000 shares of common stock, exercisable at a price of $3.00 per share. Both sets of warrants expire on June 30, 2020.

         The warrants to purchase the first 800,000 shares of our common stock will expire 45 days after written notice to SCP that the average closing price of our common stock was at least $3.00 for twenty consecutive trading days, and the average daily volume of trades of our common stock during the twenty trading days was at least 100,000 shares, provided a registration statement is in effect with respect to the shares issuable upon the exercise of the Warrants.

         The warrants to purchase the additional 800,000 shares of our common stock will expire 45 days after written notice to SCP that the average closing price of our common stock was at least $4.80 for twenty consecutive trading days, and the average daily volume of trades of our common stock during the twenty trading days was at least 100,000 shares, provided a registration statement is in effect with respect to the shares issuable upon the exercise of the Warrants.

         The remaining $1,931,646 owed to SCP was converted into two promissory notes.

         The first Note, in the principal amount of $1,000,000, bears interest at 9.5% per year and matures on December 31, 2019. Interest is payable quarterly with the first interest payment due on September 30, 2016. The Note can be converted at any time into shares of our common stock, initially at a conversion price of $1.25 per share. The conversion price will be proportionately adjusted in the event of any stock split or capital reorganization. The Note will not be secured.

         If the average closing price of our common stock is at least $2.50 for twenty consecutive trading days, and the average daily volume of trades of our common stock during the twenty trading days is at least 100,000 shares, we may, within 10 days of the end of such twenty day period, notify SCP that its right to convert the Note into shares of our common stock will end 45 days after the date of the notice to SCP.

     The second Note, in the principal amount of $931,640, bears interest at 8% per year and matures on December 31, 2019. Interest is payable quarterly, with the first interest payment due on September 30, 2016. The Note is not convertible into shares of our common stock. The Note will be secured by a second lien on our property in Denver, Colorado and a first lien on all amounts due to us by Wellness Group Pharms. Any payments received from the sale, lease or commercialization of the property in Denver, and any amounts received from Wellness Group Pharms, will be applied to the principal amount of the Note. Otherwise all unpaid principal and interest will be due on December 31, 2019.


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Item 3.02.  Unregistered Sales of Equity Securities.

     In  connection  with the sale of the equity  securities  referenced in Item
2.03 of this report we relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933. The person that acquired these securities was a sophisticated investor and was provided full information regarding our business and operations. There was no general solicitation in connection with the offer or sale of these securities. The person that acquired these securities acquired them for its own account. The certificates representing these securities will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration. No commission was paid to any person in connection with the issuance of these securities.

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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2016
                                     AMERICANN, INC.


                                     By: /s/ Timothy Keogh
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                                         Timothy Keogh, Chief Executive Officer















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